Exhibit 99.1
News from UTi
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2008
FOURTH QUARTER AND FULL YEAR RESULTS
— Net Revenues Increase 22 Percent in Fourth Quarter and Year —
          Long Beach, California, March 27, 2008 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2008 fourth quarter and full year ended January 31, 2008.
Fiscal Fourth Quarter 2008 vs. 2007 Results:
▪	Gross revenues increased 24 percent to $1,184.2 million from $951.3 million.

▪	Net revenues increased 22 percent to $402.8 million from $330.8 million.

▪	Net income was $18.0 million, or $0.18 per diluted share, compared to $22.5 million, or $0.22 per diluted share.
          Excluding after-tax restructuring charges of $6.2 million, adjusted net income in the 2008 fiscal fourth quarter was $24.2 million, or $0.24 per diluted share. A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
          ”We remain encouraged that our CLIENTasONE strategy continues to deliver revenue growth in excess of the market,” said Roger I. MacFarlane, chief executive officer. “We finished the year with more than $4 billion in gross revenues for the first time in the company’s history as we have continued to add new clients and to expand existing client relationships. However, our costs have grown at a faster pace than net revenues, which along with yield pressure, has led to lower operating margins. We expect the cost reduction measures announced earlier this year will improve our margins and deliver better earnings performance in the future. While we have begun to see some benefit from these actions, we expect most of the improvement will begin to be seen in the second half of fiscal 2009.”
          Gross and net revenue gains for the fiscal 2008 fourth quarter were due to organic growth in all geographic regions, as well as contributions from acquisitions made by the company since November 1, 2006. The company’s adjusted gross and net revenues, excluding acquisitions, increased 19 percent and 12 percent, respectively, in the fiscal 2008 fourth quarter, compared to the same period last year.
          Operating expenses in the fourth quarter of fiscal 2008 totaled $375.2 million. Excluding restructuring charges, adjusted operating expenses in the fiscal 2008 fourth quarter were $366.8 million, an increase of 23 percent compared to the same period last year. The increase primarily reflects costs to support the company’s overall growth, as well as costs attributable to acquisitions. Operating expenses in the fiscal 2008 fourth quarter included legal and related costs of $1.6 million incurred by the company as a result of the U.S. Department of Justice’s publicly announced investigation into the pricing practices of the air cargo transportation industry and other related investigations and lawsuits.
          Fourth quarter fiscal 2008 operating income totaled $27.6 million, which represented 6.8 percent of net revenues. Excluding restructuring charges, adjusted operating income in the fourth quarter was $36.0 million, or 8.9 percent of net revenues. This compares to operating income in the same period last year of $31.9 million, or 9.6 percent of net revenues.
          As previously announced, the company has undertaken a cost reduction plan to streamline operations and improve operating performance. When fully implemented, this plan is expected to reduce annualized expenses by approximately $105-110 million, partially offset by associated annualized net revenue reductions of $70-75 million. Once fully implemented, the plan is anticipated to increase the company’s annualized operating income by $30-40 million and improve its operating margin by 200 basis points with most of the benefits expected to begin to be realized in the second half of fiscal 2009.
          Restructuring charges were $8.4 million before tax, in the fiscal 2008 fourth quarter, consisting primarily of impairment charges. In the fiscal 2009 first quarter, the company expects to record additional restructuring charges of approximately $6-8 million.
Fiscal Year 2008 vs. 2007 Results:
▪	Gross revenues increased 22 percent to $4.4 billion from $3.6 billion.

▪	Net revenues increased 22 percent to $1.5 billion from $1.2 billion.

▪	Net income was $98.7 million, or $0.99 per diluted share, compared to $103.5 million, or $1.04 per diluted share.

          Net income in fiscal 2008 included the aforementioned restructuring charges. Fiscal 2007 net income included a positive impact of $12.4 million, or $0.12 per diluted share, primarily for a reduction in staff costs related to the accounting treatment of the company’s Grupo SLi and Union S.L., acquisition-related earn-out payments. Excluding the restructuring charges in fiscal 2008 and the Grupo SLi and Union S.L., adjustment in fiscal 2007, adjusted net income in fiscal 2008 was $104.9 million, or $1.05 per diluted share, compared to $91.1 million, or $0.91 per diluted share, in fiscal 2007. A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
Restatement of Fiscal 2007 Financial Statements:
          On March 26, 2008, the Audit Committee of the company’s Board of Directors, with concurrence of the company’s executive officers, concluded that the company will need to restate its previously issued consolidated financial statements for fiscal 2007, and the interim periods contained therein, and that such financial statements should no longer be relied upon. In addition, the company’s prior earnings and press releases and similar communications should no longer be relied upon to the extent they relate to these financial statements.
          The errors giving rise to the restatement described above result primarily from the incorrect application of Financial Accounting Standards Board (FASB) Opinion No. 5, Accounting for Contingencies, as it relates to tax matters. The company has determined that these errors are not material to previously reported net income in each of the fiscal years ended 2007, 2006 and 2005 in accordance with the “rollover” method for analyzing such errors as promulgated by Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. However, the company has determined that these errors, together with other errors previously determined to be immaterial individually and in the aggregate, become material to the financial statements for fiscal 2007 and the interim periods contained therein in accordance with the “iron curtain” method promulgated by SAB No. 108.

          The company has determined that the impact of the above-mentioned errors on the balance sheet for all previously reported periods is not material. The company also has determined that the impact of such errors on the income statement for all previously reported individual fiscal years is not material. Nevertheless, the company has determined that when such errors are aggregated in accordance with the “iron curtain” method for analyzing such errors under SAB No. 108, they become material with respect to fiscal 2007 and the interim periods contained therein. The aggregate impact of all the adjustments on the company’s earnings per diluted share for fiscal 2007 is a reduction of $0.04.
          The company is filing with the Securities and Exchange Commission this morning a Current Report on Form 8-K providing additional information regarding the restatement of its fiscal 2007 financial statements and quantifying the adjustments to its fiscal 2007 income statement as a result of such restatement. All financial information contained in this press release for fiscal 2007 has been revised to reflect the restatement.
Filing of Annual Report on Form 10K
          The company expects that the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2008 (the “Annual Report”) will be delayed, as additional time is required in order to complete the audit relating to the company’s financial statements to be included in the Annual Report. Accordingly, the company intends to file a Form 12b-25 with the Securities and Exchange Commission shortly in connection with its Annual Report, and currently anticipates that the Annual Report, including audited financial statements reflecting the restatement described above, will be filed within fifteen calendar days following the prescribed due date of the Annual Report.
Investor Conference Call
          UTi management will host an investor conference call today, March 27, 2008, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2008 fourth quarter. Investment professionals are invited to participate in the live call by dialing 888-505-2282 (domestic) or 706-634-5910 (international) using conference ID 39461505. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through April 3, 2008, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 39461505.

About UTi Worldwide
          UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
          This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period, as well as operating expenses, operating income, net income and diluted earnings per share adjusted to exclude restructuring expenses. The company has also included fiscal 2007 net income adjusted to exclude the impact of the company’s Grupo SLi and Union S.L. acquisition-related earn-out payments. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.
Safe Harbor Statement
          Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the expected impact from CLIENTasONE, the company’s long-term strategy, the company’s discussion of its financial goals, as well as the expected impact of the company’s cost reduction program and the future restructuring charges in connection therewith, and the company’s ability to file its Annual Report within 15 days after the due date. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to adjustments resulting from the completion of the audit of the company’s financial statements for the fiscal year ended January 31, 2008 and unexpected delays in the preparation of the Annual Report; economic conditions that are adversely affecting trade volumes; our clients’ demand for our services; the impact of cost reduction measures recently undertaken by the company and the amount and timing of the expected benefits from such measures, including expected severance costs and dispositions of existing operations in connection therewith; integration risks associated with acquisitions; the ability to retain client and management of acquisition targets; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Income Statement
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross revenues:
Airfreight forwarding	$463,507	$357,741	$1,665,067	$1,381,249
Ocean freight forwarding	304,135	252,766	1,101,129	937,559
Customs brokerage	27,225	22,438	98,324	86,409
Contract logistics	152,367	133,516	618,599	477,307
Distribution	120,296	114,134	492,764	443,829
Other	116,662	70,676	381,693	235,012

Total gross revenues	$1,184,192	$951,271	$4,357,576	$3,561,365

Net revenues:
Airfreight forwarding	$102,419	$86,163	$383,602	$329,582
Ocean freight forwarding	49,211	38,946	174,905	146,571
Customs brokerage	25,947	21,831	94,649	84,135
Contract logistics	136,117	113,912	536,943	410,640
Distribution	35,331	38,852	143,931	150,261
Other	53,757	31,075	162,674	101,623

Total net revenues	402,782	330,779	1,496,704	1,222,812

Staff costs	217,543	181,858	804,903	642,962
Depreciation and amortization	10,383	9,862	39,687	33,422
Amortization of intangible assets	3,347	1,913	9,436	8,005
Restructuring and impairments	8,395	—	8,395	—
Other operating expenses	135,531	105,281	483,124	383,502

Operating income	27,583	31,865	151,159	154,921
Interest expense, net	(4,163)	(4,593)	(15,914)	(15,285)
Other income	2,036	(23)	4,726	(565)

Pretax income	25,456	27,249	139,971	139,071
Provision for income taxes	(7,073)	(4,162)	(38,321)	(31,729)

Income before minority interests	18,383	23,087	101,650	107,342
Minority interests	(369)	(572)	(2,964)	(3,831)

Net income (1)(2)	$18,014	$22,515	$98,686	$103,511

Basic earnings per share	$0.18	$0.23	$1.00	$1.06
Diluted earnings per share	$0.18	$0.22	$0.99	$1.04

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,988,252	98,367,907	99,112,752	97,431,383
Diluted shares	99,356,030	100,243,809	100,171,805	99,561,963

(1)	In connection with our recently announced January 2008 restructure plan, net income for the three and twelve months ended January 31, 2008 was decreased by employee severance and benefits, asset impairments and other exit costs totaling $6,195, net of tax.

(2)	In connection with our December 2006 restatement, net income for the three and twelve months ended January 31, 2007 was increased by $0 and $12,440, respectively, due to non-cash items.

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2008	2007
	(Unaudited)	(Unaudited)
Assets

Cash and cash equivalents	$289,141	$278,408
Trade receivables, net	869,558	660,519
Deferred income tax assets	19,091	10,889
Other current assets	80,961	60,056

Total current assets	1,258,751	1,009,872

Property, plant and equipment, net	154,329	127,990
Goodwill and other intangible assets, net	591,578	490,884
Investments	2,764	3,096
Deferred income tax assets	18,557	12,725
Other non-current assets	34,439	15,511

Total assets	$2,060,418	$1,660,078

Liabilities & Shareholders’ Equity

Bank lines of credit	$113,199	$79,057
Short-term borrowings	5,913	2,808
Current portion of long-term borrowings	33,333	—
Current portion of capital lease obligations	21,701	13,550
Trade payables and other accrued liabilities	792,177	610,028
Income taxes payable	16,123	14,120
Deferred income tax liabilities	5,030	3,954

Total current liabilities	987,476	723,517

Long-term borrowings	178,047	211,458
Capital lease obligations	30,612	24,099
Deferred income tax liabilities	38,349	30,291
Retirement fund obligations	4,287	9,908
Other non-current liabilities	17,941	12,078

Minority interests	21,289	18,844

Commitments and contingencies

Shareholders’ equity:
Common stock	435,355	419,111
Retained earnings	349,237	258,745
Accumulated other comprehensive loss	(2,175)	(47,973)

Total shareholders’ equity	782,417	629,883

Total liabilities and shareholders’ equity	$2,060,418	$1,660,078

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	January 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$98,686	$103,511
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation (benefits)/costs, net	9,149	(2,280)
Depreciation and amortization	39,687	33,422
Amortization of intangible assets	9,436	8,005
Restructuring and impairments	8,395	—
Deferred income taxes	(1,703)	(5,077)
Uncertain tax positions	401	—
Gain on sale of subsidiary shares	(2,572)	—
Tax benefit relating to exercise of stock options	1,737	1,811
Excess tax benefits from share-based compensation	(771)	(1,503)
Gain on disposal of property, plant and equipment	(63)	(1,154)
Minority interest and other	493	4,102
Changes in operating assets and liabilities	(56,157)	(12,638)

Net cash provided by operating activities	106,718	128,199

Investing Activities:
Purchases of property, plant and equipment	(31,704)	(27,185)
Proceeds from disposal of property, plant and equipment	3,863	5,856
Decrease/(increase) in other non-current assets	(13,059)	871
Acquisitions and contingent earn-out payments	(67,566)	(231,077)
Other	(1,577)	(2,112)

Net cash used in investing activities	(110,043)	(253,647)

Financing Activities:
(Decrease)/increase in borrowings under bank lines of credit	25,506	(20,195)
(Decrease)/increase in short-term borrowings	1,577	(1,896)
Increase in long-term borrowings	—	132
Proceeds from issuing of long-term borrowings	—	348,045
Repayment of long-term borrowings	(1,064)	(152,208)
Repayments of capital lease obligations	(19,907)	(10,577)
Dividends to minority interests	—	(808)
Net proceeds from issuance of ordinary shares	5,715	12,191
Excess tax benefits from share-based compensation	771	1,503
Dividends paid	(5,969)	(5,775)

Net cash provided by financing activities	6,629	170,412

Effect of foreign exchange rate changes on cash and cash equivalents	7,429	(13,066)

Net decrease in cash and cash equivalents	10,733	31,898
Cash and cash equivalents at beginning of period	278,408	246,510

Cash and cash equivalents at end of period	$289,141	$278,408

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2008
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$329,715	$162,044	$205,684	$126,891	$187,021	$152,310	$20,527	$—	$1,184,192

Net revenue	$107,308	$44,745	$123,315	$25,893	$21,532	$61,141	$18,848	$—	$402,782
Staff costs	59,834	26,038	70,287	12,632	7,708	27,554	7,651	5,839	217,543
Depreciation and amortization	2,622	682	2,823	546	660	1,943	573	534	10,383
Amortization of intangible assets	863	—	1,740	—	114	—	630	—	3,347
Restructuring and impairments	62	439	2,428	319	66	825	2,573	1,683	8,395
Other operating expenses	33,301	14,261	39,102	6,122	6,362	22,441	8,473	5,469	135,531

Operating income/(loss)	$10,626	$3,325	$6,935	$6,274	$6,622	$8,378	$(1,052)	$(13,525)	27,583

Interest expense, net									(4,163)
Other income									2,036

Pretax income									25,456
Provision for income taxes									(7,073)

Income before minority interests									$18,383

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$228,688	$137,429	$178,329	$105,866	$146,249	$138,664	$16,046	$—	$951,271

Net revenue	$74,810	$39,256	$105,187	$21,988	$18,246	$57,251	$14,041	$—	$330,779
Staff costs	42,465	23,823	60,613	10,536	8,572	24,584	6,964	4,301	181,858
Depreciation and amortization	1,811	628	4,230	480	566	1,155	395	597	9,862
Amortization of intangible assets	—	—	1,643	—	113	—	157	—	1,913
Restructuring and impairments	—	—	—	—	—	—	—	—	—
Other operating expenses	20,011	11,235	31,777	5,216	5,573	22,503	5,272	3,694	105,281

Operating income/(loss)	$10,523	$3,570	$6,924	$5,756	$3,422	$9,009	$1,253	$(8,592)	31,865

Interest expense, net									(4,593)
Other income									(23)

Pretax income									27,249
Provision for income taxes									(4,162)

Income before minority interests									$23,087

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Twelve months ended January 31, 2008
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$1,129,125	$614,018	$824,401	$486,879	$645,614	$580,324	$77,215	$—	$4,357,576

Net revenue	$357,430	$173,922	$481,631	$98,123	$83,024	$233,442	$69,132	$—	$1,496,704
Staff costs	197,603	97,121	273,630	46,036	30,331	106,937	30,871	22,374	804,903
Depreciation and amortization	8,675	2,512	12,294	2,171	2,489	7,713	1,857	1,976	39,687
Amortization of intangible assets	863	—	7,019	—	450	—	1,104	—	9,436
Restructuring and impairments	62	439	2,428	319	66	825	2,573	1,683	8,395
Other operating expenses	106,752	50,410	149,148	22,422	24,237	83,372	27,957	18,826	483,124

Operating income/(loss)	$43,475	$23,440	$37,112	$27,175	$25,451	$34,595	$4,770	$(44,859)	151,159

Interest expense, net									(15,914)
Other income									4,726

Pretax income									139,971
Provision for income taxes									(38,321)

Income before minority interests									$101,650

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Twelve months ended January 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$850,132	$516,858	$660,467	$420,932	$530,457	$517,470	$65,049	$—	$3,561,365

Net revenue	$258,874	$152,737	$377,286	$82,146	$76,187	$218,105	$57,477	$—	$1,222,812
Staff costs	133,481	91,480	216,620	38,799	27,341	96,097	24,712	14,432	642,962
Depreciation and amortization	6,454	2,311	10,705	1,783	1,944	6,764	1,321	2,140	33,422
Amortization of intangible assets	—	—	6,899	—	453	—	653	—	8,005
Restructuring and impairments	—	—	—	—	—	—	—	—	—
Other operating expenses	71,482	44,092	111,993	19,334	20,566	82,951	18,915	14,169	383,502

Operating income/(loss)	$47,457	$14,854	$31,069	$22,230	$25,883	$32,293	$11,876	$(30,741)	154,921

Interest expense, net									(15,285)
Other income									(565)

Pretax income									139,071
Provision for income taxes									(31,729)

Income before minority interests									$107,342

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Three months ended January 31, 2008 (as reported)	$1,184,192
Less: Acquisitions impact (3)	(55,516)

Three months ended January 31, 2008 (as adjusted)	$1,128,676

Three months ended January 31, 2007	$951,271	19%

Net revenues:
Three months ended January 31, 2008 (as reported)	$402,782
Less: Acquisitions impact (4)	(31,792)

Three months ended January 31, 2008 (as adjusted)	$370,990

Three months ended January 31, 2007	$330,779	12%

(3)	Represents gross revenues attributable to acquisitions that were completed on or after November 1, 2006.

(4)	Represents net revenues attributable to acquisitions that were completed on or after November 1, 2006.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Twelve months ended January 31, 2008 (as reported)	$4,357,576
Less: Acquisitions impact (5)	(192,110)

Twelve months ended January 31, 2008 (as adjusted)	$4,165,466

Twelve months ended January 31, 2007	$3,561,365	17%

Net revenues:
Twelve months ended January 31, 2008 (as reported)	$1,496,704
Less: Acquisitions impact (6)	(100,305)

Twelve months ended January 31, 2008 (as adjusted)	$1,396,399

Twelve months ended January 31, 2007	$1,222,812	14%

(5)	Represents gross revenues attributable to acquisitions that were completed on or after February 1, 2006.

(6)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2006.

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)
(Unaudited)

	Twelve Months Ended January 31, 2008
	(Unaudited)
	Q1	Q2	Q3	Q4	Total
Forwarding, Customs Brokerage & Other

Gross revenue	$640,024	$724,168	$845,162	$841,627	$3,050,981

Net revenue	$153,860	$173,456	$186,351	$193,005	$706,672
Staff costs	84,431	88,429	92,958	102,445	368,263
Depreciation and amortization	3,592	3,620	3,952	4,043	15,207
Amortization of intangible assets	—	—	—	863	863
Restructuring and impairments	—	—	—	912	912
Other operating expenses	39,863	44,958	47,644	53,589	186,054

Operating income	$25,974	$36,449	$41,797	$31,153	$135,373

Contract Logistics, Distribution & Other

Gross revenue from external customers	$304,714	$321,433	$337,883	$342,565	$1,306,595

Net revenue	$182,181	$193,392	$204,682	$209,777	$790,032
Staff costs	94,625	101,969	108,413	109,259	414,266
Depreciation and amortization	5,375	5,744	5,579	5,806	22,504
Amortization of intangible assets	1,985	2,053	2,051	2,484	8,573
Restructuring and impairments	—	—	—	5,800	5,800
Other operating expenses	64,243	66,265	71,263	76,473	278,244

Operating income	$15,953	$17,361	$17,376	$9,955	$60,645

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)
(Unaudited)

	Twelve Months Ended January 31, 2007
	(Unaudited)
	Q1	Q2	Q3	Q4	Total
Forwarding, Customs Brokerage & Other

Gross revenue	$561,900	$629,667	$676,185	$678,995	$2,546,747

Net revenue	$133,614	$149,097	$158,494	$162,077	$603,282
Staff costs	72,036	72,288	77,663	87,257	309,244
Depreciation and amortization	3,177	3,630	3,610	3,203	13,620
Amortization of intangible assets	—	—	—	—	—
Restructuring and impairments	—	—	—	—	—
Other operating expenses	37,271	38,046	41,144	44,728	161,189

Operating income	$21,130	$35,133	$36,077	$26,889	$119,229

Contract Logistics, Distribution & Other

Gross revenue from external customers	$211,800	$260,406	$270,136	$272,276	$1,014,618

Net revenue	$137,602	$155,902	$157,324	$168,702	$619,530
Staff costs	72,323	75,007	81,656	90,300	319,286
Depreciation and amortization	3,755	3,644	4,201	6,062	17,662
Amortization of intangible assets	1,851	2,192	2,049	1,913	8,005
Restructuring and impairments	—	—	—	—	—
Other operating expenses	44,714	52,998	53,574	56,858	208,144

Operating income	$14,959	$22,061	$15,844	$13,569	$66,433

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended January 31, 2008
			Non
	US GAAP	Adjustment	US GAAP
Total

Gross revenue	$1,184,192	$—	$1,184,192

Net revenue	$402,782	$—	$402,782
Staff costs	217,543	—	217,543
Depreciation and amortization	10,383	—	10,383
Amortization of intangible assets	3,347	—	3,347
Restructuring and impairments	8,395	(8,395)	—
Other operating expenses	135,531	—	135,531

Operating income	27,583	8,395	35,978
Interest expense, net	(4,163)	—	(4,163)
Other income	2,036	—	2,036

Pretax income	25,456	8,395	33,851
Provision for income taxes	(7,073)	(2,200)	(9,273)

Income before minority interests	18,383	6,195	24,578
Minority interests	(369)	—	(369)

Net income (7)	$18,014	$6,195	$24,209

Basic earnings per share	$0.18	$0.06	$0.24
Diluted earnings per share	$0.18	$0.06	$0.24

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,988,252	99,988,252	99,988,252
Diluted shares	99,356,030	99,356,030	99,356,030

(7)	In connection with our recently announced January 2008 restructure plan, net income for the three months ended January 31, 2008 was decreased by employee severance and benefits, asset impairments and other exit costs totaling $6,195, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended January 31, 2007
			Non
	US GAAP	Adjustment	US GAAP
Total

Gross revenue	$951,271	$—	$951,271

Net revenue	$330,779	$—	$330,779
Staff costs	181,858	—	181,858
Depreciation and amortization	9,862	—	9,862
Amortization of intangible assets	1,913	—	1,913
Restructuring and impairments	—	—	—
Other operating expenses	105,281	—	105,281

Operating income	31,865	—	31,865
Interest expense, net	(4,593)	—	(4,593)
Other income	(23)	—	(23)

Pretax income	27,249	—	27,249
Provision for income taxes	(4,162)	—	(4,162)

Income before minority interests	23,087	—	23,087
Minority interests	(572)	—	(572)

Net income (8)	$22,515	$—	$22,515

Basic earnings per share	$0.23	$—	$0.23
Diluted earnings per share	$0.22	$—	$0.22

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	98,367,907	98,367,907	98,367,907
Diluted shares	100,243,809	100,243,809	100,243,809

(8)	In connection with our January 2007 restatement, charges were made in the previous three quarters of fiscal 2007, therefore, there was no impact during the fourth quarter of fiscal 2007.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except share and per share amounts)
(Unaudited)

	Twelve months ended January 31, 2008
			Non
	US GAAP	Adjustment	US GAAP
Total

Gross revenue	$4,357,576	$—	$4,357,576

Net revenue	$1,496,704	$—	$1,496,704
Staff costs	804,903	—	804,903
Depreciation and amortization	39,687	—	39,687
Amortization of intangible assets	9,436	—	9,436
Restructuring and impairments	8,395	(8,395)	—
Other operating expenses	483,124	—	483,124

Operating income	151,159	8,395	159,554
Interest expense, net	(15,914)	—	(15,914)
Other income	4,726	—	4,726

Pretax income	139,971	8,395	148,366
Provision for income taxes	(38,321)	(2,200)	(40,521)

Income before minority interests	101,650	6,195	107,845
Minority interests	(2,964)	—	(2,964)

Net income (9)	$98,686	$6,195	$104,881

Basic earnings per share	$1.00	$0.06	$1.06
Diluted earnings per share	$0.99	$0.06	$1.05

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,112,752	99,112,752	99,112,752
Diluted shares	100,171,805	100,171,805	100,171,805

(9)	In connection with our recently announced January 2008 restructure plan, net income for the twelve months ended January 31, 2008 was decreased by employee severance and benefits, asset impairments and other exit costs totaling $6,195, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except share and per share amounts)
(Unaudited)

	Twelve months ended January 31, 2007
			Non
	US GAAP	Adjustment	US GAAP
Total

Gross revenue	$3,561,365	$—	$3,561,365

Net revenue	$1,222,812	$—	$1,222,812
Staff costs	642,962	12,636	655,598
Depreciation and amortization	33,422	(251)	33,171
Amortization of intangible assets	8,005	—	8,005
Restructuring and impairments	—	—	—
Other operating expenses	383,502	88	383,590

Operating income	154,921	(12,473)	142,448
Interest expense, net	(15,285)	103	(15,182)
Other income	(565)	—	(565)

Pretax income	139,071	(12,370)	126,701
Provision for income taxes	(31,729)	18	(31,711)

Income before minority interests	107,342	(12,352)	94,990
Minority interests	(3,831)	(88)	(3,919)

Net income (10)	$103,511	$(12,440)	$91,071

Basic earnings per share	$1.06	$(0.13)	$0.93
Diluted earnings per share	$1.04	$(0.12)	$0.91

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	97,431,383	97,431,383	97,431,383
Diluted shares	99,561,963	99,561,963	99,561,963

(10)	In connection with our December 2006 restatement, net income for the twelve months ended January 31, 2007 was increased by $12,440, due to non-cash items.